UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

LIFE PARTNERS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Texas	0-7900	74-2962475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

204 Woodhew Waco, Texas	76712
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (254) 751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

On May 19, 2015, Life Partners, Inc., a Texas corporation (“LPI”), and LPI Financial Services, Inc., a Texas corporation (“LPIFS”), each of which is a direct or indirect subsidiary of Life Partners Holdings, Inc. (the “Company”), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”). As previously disclosed in its Current Report on Form 8-K filed on January 26, 2015, the Company filed a voluntary petition for relief (Case No. 15-40289) under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court on January 20, 2015. On March 13, 2015, H. Thomas Moran II was appointed as Chapter 11 Trustee for the Company and will continue to occupy that role. He has also been named the sole director of LPI and LPIFS, who will operate as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.

On May 20, 2015, the Chapter 11 Trustee of Life Partners Holdings, Inc., H. Thomas Moran II (the “Trustee”), who is also the sole director of LPI and LPIFS, released the press release set forth on Exhibit 99.1, which is incorporated by reference herein.

Limitation on Incorporation by Reference:

In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 is hereby furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE PARTNERS HOLDINGS, INC.

Date: May 20, 2015	By:	/s/ Colette Pieper
Colette Pieper President and Chief Executive Officer

INDEX TO EXHIBITS

Item	Exhibit

99.1	Press Release